Exhibit 99.1

HeartCore Reports First Quarter 2024 Financial Results

NEW YORK and TOKYO, May 14, 2024 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or “the Company”), a leading enterprise software and consulting services company based in Tokyo, reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 and Recent Operational Highlights

●	Sold a Go IPO Client Warrant for $9 million. During the first quarter ended March 31, 2024, the Company received $5 million, with the remaining $4 million received in April 2024. Due to specific accounting treatments and stipulations in the warrant agreement, HeartCore will not recognize the $9 million as revenue on the balance sheet until the client becomes a publicly listed company, which is expected to occur in Fall 2024.
●	Disbursed first dividend payment of $0.02 per share on May 3, 2024
●	Expanded partnership with Heart-Tech Health
●	Engaged with Onside Content to develop AI-based content marketing evaluation and reporting index solution
●	Formed an Artificial Intelligence Software Development Division
●	Signed 12th, 13th, and 14th Go IPO Contract
●	Established HeartCore Luvina Vietnam Co., Ltd., a joint venture with Luvina Software Joint Stock Company
●	Signed with Toshiba Elevator and Building Systems Corporation to implement its CMS platform

Management Commentary

“The first quarter brought promising developments for our software business, marking a pivotal shift as this division turned profitable for the quarter,” said HeartCore CEO Sumitaka Kanno Yamamoto. “This success stems from our proactive cost reduction initiatives without having taken our foot off the gas pedal from a sales & marketing standpoint, which have significantly improved our margins in this division. Moreover, the establishment of two new divisions within HeartCore has bolstered this momentum, demonstrating encouraging traction since its inception and contributing to the profitability of our software arm. We believe that our strategic joint venture and partnership with Luvina Software Joint Stock Company offers a dependable and cost-effective IT outsourcing and software development partner, with forecasts projecting roughly $1 million in sales within its first year, which is all attributable to HeartCore’s P&L. Additionally, our recently formed AI software development division has already secured two deals within its first month, signaling promising opportunities for further expansion of our enterprise software capabilities and customer portfolio.”

“Additionally, though the optics of our quarterly results reflect a decline, it’s crucial to note that these figures do not encompass the significant sale of a Go IPO client warrant in March that totaled $9 million. As we explained in a previous press release yesterday, a total of $9 million was received by our team following the sale of a Go IPO’s client’s warrants in Q1 2024, but due to specific accounting treatments and stipulations, we cannot record this amount as revenue unless and until the client goes public. Despite this accounting nuance, we’ve already put the capital to work by allocating it to various strategic initiatives, including our dividend payment which was disbursed on May 3rd.”

First Quarter 2024 Financial Results

Revenues were $5.0 million compared to $8.7 million in the same period last year. The decrease was primarily due to lower revenues from GO IPO consulting services as the Company’s two IPO consulting customers successfully listed on the Nasdaq in the same quarter last year, offset by increases in revenue from the sale of on-premises software, and customized software development and services.

Gross profit decreased to $2.0 million compared to $5.6 million in the same period last year. The decrease was primarily due to the aforementioned reason above.

Operating expenses decreased to $2.7 million compared to $3.3 million in the same period last year. The decrease was primarily due to lower selling expenses and general and administrative expenses.

Net loss was about $1.5 million or $(0.06) per diluted share compared to a net income of $1.8 million or $0.10 per diluted share, in the same period last year.

As of March 31, 2024, the Company had cash and cash equivalents of $1.2 million compared to $1.0 million on December 31, 2023.

2024 Strategic Outlook

HeartCore CEO Sumitaka Kanno Yamamoto added: “Looking forward to the remainder of the year, our focus remains on expanding our enterprise software business through ongoing cost reduction strategies and identifying synergistic opportunities with our subsidiaries and divisions to optimize operational efficiencies and capabilities. Building on the momentum of a profitable quarter within this arm, we remain committed to sustaining this trajectory throughout 2024 as we strive towards overall profitability. Additionally, our dedicated Go IPO team continues to uphold its white-glove approach, guiding our expanding pipeline of clients through the comprehensive IPO process. With an optimistic outlook on the IPO market, we anticipate announcing the completion of several IPOs this year and reaping the benefits of additional Go IPO warrants.”

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,219,251	$1,012,479
Accounts receivable	3,086,203	2,623,682
Investments in marketable securities	408,266	642,348
Investment in equity securities	-	300,000
Prepaid expenses	3,942,371	536,865
Current portion of long-term note receivable	100,000	100,000
Due from related party	41,948	44,758
Other current assets	223,222	234,761
Total current assets	9,021,261	5,494,893

Non-current assets:
Property and equipment, net	688,826	763,730
Operating lease right-of-use assets	2,271,955	2,467,889
Intangible asset, net	4,356,250	4,515,625
Goodwill	3,276,441	3,276,441
Long-term investment in equity securities	300,000	-
Long-term investment in warrants	1,325,421	2,004,308
Long-term note receivable	200,000	200,000
Deferred tax assets	381,307	369,436
Security deposits	325,267	348,428
Long-term loan receivable from related party	160,974	182,946
Other non-current assets	22,566	71
Total non-current assets	13,309,007	14,128,874

Total assets	$22,330,268	$19,623,767

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,015,959	$1,757,038
Accrued payroll and other employee costs	550,916	723,305
Due to related party	256	1,476
Short-term debt	66,081	135,937
Current portion of long-term debts	446,601	371,783
Insurance premium financing	157,917	-
Factoring liability	179,414	562,767
Operating lease liabilities, current	374,671	396,535
Finance lease liabilities, current	16,512	17,445
Income tax payables	150,174	162,689
Deferred revenue	1,791,697	2,166,175
Other current liabilities	5,268,130	216,405
Total current liabilities	11,018,328	6,511,555

Non-current liabilities:
Long-term debts	1,524,485	1,770,352
Operating lease liabilities, non-current	1,959,671	2,135,160
Finance lease liabilities, non-current	58,087	66,779
Deferred tax liabilities	1,219,750	1,264,375
Other non-current liabilities	191,933	208,732
Total non-current liabilities	4,953,926	5,445,398

Total liabilities	15,972,254	11,956,953

Shareholders’ equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 20,864,144 and 20,842,690 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	2,085	2,083
Additional paid-in capital	19,686,511	19,594,801
Accumulated deficit	(16,096,819)	(14,763,469)
Accumulated other comprehensive income	347,087	331,881
Total HeartCore Enterprises, Inc. shareholders’ equity	3,938,864	5,165,296
Non-controlling interests	2,419,150	2,501,518
Total shareholders’ equity	6,358,014	7,666,814

Total liabilities and shareholders’ equity	$22,330,268	$19,623,767

HEARTCORE ENTERPRISES, INC.

Unaudited CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the three months ended March 31, 2024	For the three months ended March 31, 2023

Revenues	$5,046,732	$8,734,150
Cost of revenues	3,014,543	3,101,066
Gross profit	2,032,189	5,633,084

Operating expenses:
Selling expenses	219,707	568,642
General and administrative expenses	2,406,303	2,685,207
Research and development expenses	89,134	79,624
Total operating expenses	2,715,144	3,333,473

Income (loss) from operations	(682,955)	2,299,611

Other income (expenses):
Changes in fair value of investments in marketable securities	(234,082)	-
Changes in fair value of investments in warrants	(678,887)	193,365
Interest income	2,594	31,605
Interest expenses	(36,661)	(39,840)
Government grants	-	-
Other income	97,016	14,201
Other expenses	(25,194)	(29,457)
Total other income (expenses)	(875,214)	169,874

Income (loss) before income tax provision	(1,558,169)	2,469,485

Income tax expense (benefit)	(80,167)	661,448

Net income (loss)	(1,478,002)	1,808,037
Less: net loss attributable to non-controlling interests	(144,652)	(74,252)
Net income (loss) attributable to HeartCore Enterprises, Inc.	$(1,333,350)	$1,882,289

Other comprehensive income (loss):
Foreign currency translation adjustment	10,295	(25,034)

Total comprehensive income (loss)	(1,467,707)	1,783,003
Less: comprehensive loss attributable to non-controlling interests	(149,563)	(76,542)
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$(1,318,144)	$1,859,545

Net income (loss) per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.06)	$0.10
Diluted	$(0.06)	$0.10

Weighted average common shares outstanding
Basic	20,854,714	19,066,160
Diluted	20,854,714	19,066,160

HEARTCORE ENTERPRISES, INC.

Unaudited CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31, 2024	For the three months ended March 31, 2023

Cash flows from operating activities
Net income (loss)	$(1,478,002)	$1,808,037
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expenses	188,085	123,312
Amortization of debt issuance costs	1,173	758
Non-cash lease expense	93,133	76,017
Deferred income taxes	(80,780)	(17,284)
Stock-based compensation	91,712	915,228
Warrants received as noncash consideration	-	(4,009,335)
Changes in fair value of investments in marketable securities	234,082	-
Changes in fair value of investments in warrants	678,887	(193,365)
Gain on termination of lease	(469)	-
Changes in assets and liabilities:
Accounts receivable	(523,110)	(66,833)
Prepaid expenses	(3,257,972)	(45)
Other assets	(18,618)	78,241
Accounts payable and accrued expenses	295,799	(94,363)
Accrued payroll and other employee costs	(149,603)	(178,733)
Due to related party	(1,161)	2,544
Operating lease liabilities	(90,035)	(73,147)
Income tax payables	(2,387)	678,725
Deferred revenue	(300,011)	(167,873)
Other liabilities	5,060,658	70,057
Net cash flows provided by (used in) operating activities	741,381	(1,048,059)

Cash flows from investing activities
Purchases of property and equipment	-	(9,409)
Repayment of loan provided to related party	10,814	11,955
Payment for acquisition of subsidiary, net of cash acquired	-	(724,910)
Net cash flows provided by (used in) investing activities	10,814	(722,364)

Cash flows from financing activities
Payments for finance leases	(4,474)	(5,658)
Proceeds from short-term debt	68,138	-
Repayment of short-term and long-term debts	(207,486)	(265,255)
Repayment of insurance premium financing	(14,772)	(36,517)
Net proceeds from factoring arrangement	-	173,582
Net repayment of factoring arrangement	(383,353)	-
Payments for debt issuance costs	-	(448)
Capital contribution from non-controlling shareholder	67,195	-
Net cash flows used in financing activities	(474,752)	(134,296)

Effect of exchange rate changes	(70,671)	(62,692)

Net change in cash and cash equivalents	206,772	(1,967,411)

Cash and cash equivalents - beginning of the period	1,012,479	7,177,326

Cash and cash equivalents - end of the period	$1,219,251	$5,209,915

Supplemental cash flow disclosures:
Interest paid	$37,098	$16,968
Income taxes paid	$117,524	$-

Non-cash investing and financing transactions
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$125,735	$-
Insurance premium financing	$172,689	$389,035
Liabilities assumed in connection with purchase of property and equipment	$-	$6,288
Common shares issued for acquisition of subsidiary	$-	$3,150,000